Exhibit 10.2

SECURITY AGREEMENT

1. Parties. This Agreement is made on June 30, 2008, between Beacon Power Corporation, a Delaware corporation with its chief executive office presently at 65 Middlesex Road, Tyngsboro, Massachusetts 01879 (herein called "Borrower"), and Massachusetts Development Finance Agency, a body politic and corporate created by Chapter 289 of the Acts of 1998 and established under Massachusetts General Laws Chapter 23G, as amended, with a principal place of business and mailing address of 160 Federal Street, Boston, Massachusetts 02110 (herein called "MassDevelopment").

2. Security Interest.

(a) Borrower hereby grants to MassDevelopment a continuing and exclusive first priority security interest in all equipment purchased with proceeds of the Loan defined below in section 2(b), including but not limited to the equipment (the “Equipment”) and the tenant improvements (the “Tenant Improvements” and, together with the Equipment, the “Collateral”) listed on Schedule A attached hereto.

(b) The Collateral shall secure prompt, punctual and faithful observance, payment and performance of each and every obligation, covenant and agreement of Borrower under the Loan Documents, as defined below, including, but not limited to, payment of all amounts due from time to time under that certain Promissory Note of even date herewith in the original principal amount of Five Million Dollars ($5,000,000), payable by Borrower to MassDevelopment (the “Note”, and together with this Agreement, the “Loan Documents”) evidencing and securing a loan in the same amount from the Borrower to the MassDevelopment (the “Loan”). Upon payment in full of the Note, MassDevelopment shall at Borrower’s expense, promptly take any reasonable steps to evidence the termination of its security interest in the Collateral.

3. Location of Collateral. The Collateral shall be kept and used by the Borrower solely at the manufacturing facility at 65 Middlesex Road, Tyngsboro, Massachusetts (the “Premises”). Other than removals for the purpose of repair or replacement in the ordinary course of any of the Collateral, the Borrower shall not remove the Collateral, nor any part thereof, from the Premises without the written consent of MassDevelopment.

4. After-Acquired Property. All replacements of and renewals to the Collateral shall become and be immediately subject to the security interest provided herein and be covered thereby. Borrower warrants and represents that all Collateral now is, and that all replacements thereof, substitutions therefor or additions thereto will be, free and clear of liens, encumbrances or security interests of others, except for security interests junior in priority to the interest created by this Agreement and to which MassDevelopment, at its option and in its sole and absolute discretion, shall consent.

5. Representations and Warranties. Borrower warrants and represents that:

(a) Borrower is a corporation, duly established under the laws of the State of Delaware and qualified to conduct business in the Commonwealth of Massachusetts, and that the execution of the Loan Documents and any other instruments executed in connection therewith constitute representations by the individual in his capacity as a duly authorized officer of Borrower signing the Loan Documents and said instruments, and by Borrower, that such execution has received all such authorization as may be necessary to permit such execution, and that the Loan Documents and said instruments are binding and in force against Borrower;

(b) prior to the date hereof Borrower has never: disposed of, transported, or arranged for the transport of any hazardous material or oil without compliance in all material respects with all applicable statutes, regulations, ordinances, directives, and orders; been legally responsible for any release or threat of release of any hazardous material or oil; received notification of any potential or known release or threat of release of any hazardous material or oil from any site or vessel occupied or operated by Borrower and/or of the incurrence of any expense or loss in connection with the assessment, containment, or removal of any release or threat of release of any hazardous material or oil from any such site or vessel;

(c) one-half of the principal amount of the Note does not constitute more than twenty-five percent (25%) of the overall project expenses scheduled to be expended for Borrower’s improvement of the Premises, including the acquisition of the Equipment for use at the Premises;

(d) Borrower has filed any and all federal, state and local tax returns required as of the date hereof and has paid any and all taxes due thereon, except to the extent contested in good faith and adequate reserves are made in accordance with generally accepted accounting principles (“GAAP”); and

(f) except as previously disclosed to MassDevelopment by Borrower or as otherwise disclosed by Borrower in its public filings, there is no action, suit claim, proceeding, investigation or arbitration proceeding pending (or, to the knowledge of Borrower, threatened) against or otherwise involving Borrower or any of the officers, directors, former officers or directors, employees, shareholders or agents of Borrower (in their capacities as such) and there are no outstanding court orders to which Borrower is a party or by which any of its assets are bound that, in each case, would reasonably be expected to have a material adverse effect on the Borrower or the collateral for the Loan. Borrower has no reason to believe that any such action, suit, proceeding, investigation or arbitration proceeding may be brought against Borrower.

6. Further Covenants of Borrower. Borrower further covenants as follows:

(a) to pay before the same become delinquent (and to provide, by such time, evidence of such payment, satisfactory to MassDevelopment) all taxes (including real estate taxes) on the Collateral; and to pay before the same become delinquent (and upon request, to provide evidence of such payment, satisfactory to MassDevelopment) all other charges, sewer use fees, water rates and assessments of every name and nature, whether or not assessed against the Borrower, if applicable or reasonably related to the Premises, or any interest therein, or the debt, obligation or any agreement secured hereby, or the disbursement or the application or the proceeds thereof. Borrower shall have the right to contest the validity, applicability or amount of any asserted tax provided that, in MassDevelopment's sole discretion exercised in good faith, such contest will not impair the validity or priority of the lien of created by this Agreement and the Mortgage and provided that the full amount of such tax is either paid to the taxing authority under protest or reserved in accordance with GAAP;

(b) to notify MassDevelopment promptly of any accidental damage to the Collateral in excess of twenty-five thousand dollars ($25,000); to keep the Collateral in good order, repair and condition, damage from casualty and from ordinary wear and tear excepted; and all construction on the Premises shall comply with, and each and every part of the Premises shall be maintained in accordance with, any lawful requirements or provisions, public or private, relating to the same or the use thereof;

(c) that all proceeds of casualty insurance policies relating to the Collateral for claims in excess of twenty-five thousand dollars ($25,000) shall be paid to MassDevelopment and shall be released to Borrower to pay for the costs of repair and restoration of the Collateral; and to the extent MassDevelopment retains any funds not required for repair and restoration, those funds shall be, at MassDevelopment's option, applied toward the indebtedness secured hereby;

(d) that the awards of damages on account of any condemnation for public use of or injury to the Premises, to the extent affecting the Collateral, shall be paid to MassDevelopment; and promptly upon obtaining knowledge of the institution of any proceedings on account of any condemnation for public use of or injury to the Premises, or any portion thereof, Borrower will notify MassDevelopment of the pendency of such proceedings, and no settlement respecting such awards which affect the Collateral or Borrower’s access to or ability to use the Collateral shall be effected without the consent of MassDevelopment;

(e) to pay when due all reasonable out-of-pocket fees and charges incurred and billed to Borrower by MassDevelopment incident to the loan transaction evidenced by the Loan Documents, as well as any and all commitment fees remaining due thereunder;

(f) that, from time to time, on the request of MassDevelopment, Borrower shall furnish a written statement, signed and if requested, acknowledged, setting forth the amount of the indebtedness which Borrower acknowledges to be due on the Note, specifying any claims of off-set or defense which Borrower asserts against the indebtedness secured hereby or any obligations to be paid or performed hereunder; and to deliver to MassDevelopment promptly copies of all junior mortgages, security agreements, assignments of leases and rents and similar instruments which Borrower may create with respect to the Premises, together with copies of any notices from any holder of such an instrument claiming that Borrower is in default in the performance or observance of any of the terms thereof;

(g) that whether or not for additional interest or other consideration paid or payable to MassDevelopment, no forbearance on the part of MassDevelopment or extension of the time for payment of the whole or any part of the obligations secured hereby, whether oral or in writing, or any other indulgence given by MassDevelopment to Borrower or to any other party claiming any interest in or to the Collateral, shall operate except as provided by the forbearance or indulgence to release or in any manner affect the original liability of Borrower, or impair any right of MassDevelopment, including, without limitation, the right to realize, upon the security or any part thereof, for the obligations secured hereby or any of them, notice of any such extension, forbearance or indulgence being waived by Borrower and all those claiming by, through or under Borrower; and no consent or waiver, express or implied, by the holder to or of any default by the Borrower shall be construed as a consent or waiver to or of any further default in the same or any other term, condition, covenant or provision of this Agreement or of the obligations secured hereby; in case redemption is had by Borrower after foreclosure proceedings have begun, MassDevelopment shall be entitled to collect all reasonable costs, charges and expenses incurred up to the time of redemption; and in case any one or more of the provisions of this Agreement may be found to be invalid or unenforceable for any reason or in any respect, such invalidity shall not limit or impair enforcement of any other provision hereof;

(h) that, except for real estate taxes and assessments before any delinquency therein (delinquency with reference to such taxes and assessments being herein defined, for the purpose of this Agreement, as meaning the time when, on the nonpayment thereof, interest or penalties commence to accrue), Borrower shall not create, permit or suffer to be created or permitted to remain (and shall discharge or promptly cause to be discharged or bonded over) any mechanics' or laborers' lien of record, or any attachment, on the Collateral or any part thereof or interest therein, without the consent of MassDevelopment which may be withheld in MassDevelopment's sole and absolute discretion, even if such encumbrance is inferior to the interest secured hereby; without limitation, and except where MassDevelopment receives independent security satisfactory to MassDevelopment during the pendency of legal proceedings contesting the impositions of a Governmental lien, the filing of a notice of Federal or State tax lien with MassDevelopment or the office at which, by law, such notice is to be filed to be effective against the Collateral, whether or not such lien applies, in terms, to the Collateral, shall be a breach of this condition;

(i) that Borrower shall not file a petition or any application for relief, extension, moratorium or reorganization under any bankruptcy, insolvency or debtor's relief law, or make an assignment for the benefit of creditors or enter into any trust mortgage arrangements, so-called, or consent to the appointment of a receiver of any of the property of Borrower, including the Collateral;

(j) that Borrower shall not permit any petition under any bankruptcy, insolvency or debtor's relief law filed against it to remain undischarged for a period of more than forty-five (45) days after the filing thereof, nor shall Borrower permit the continuation of any receivership proceedings instituted against it for more than a period of forty-five (45) days after the commencement thereof;

(k) that Borrower shall not dispose of any hazardous material or oil on the land on which the Premises is located; nor store or transport or arrange for the transport of any hazardous material or oil on such property except if such disposal, storage or transport is in the ordinary course of Borrower's business and is in compliance with all applicable statutes, regulations, ordinances, directives and orders; if Borrower obtains knowledge or notice of any potential or known release or threat of release of any hazardous material or oil at or from any site or vessel occupied or operated by Borrower, and/or upon Borrower's obtaining knowledge of any incurrence of any expense or loss by any governmental authority in connection with the assessment, containment, or removal of any hazardous material or oil for which expense or loss Borrower may be liable, then in either of such events, Borrower shall take all such reasonable action, including without limitation the conducting of engineering tests, to confirm whether or not a potential or known release or threat of release of any hazardous material or oil exists and to undertake all necessary remediation required under Mass. Gen. Laws Ch. 21E and the Massachusetts Contingency Plan;

(l) that Borrower, at Borrower's expense, shall furnish to MassDevelopment (i) copies of its audited annual financial statements prepared by a certified public accountant in accordance with GAAP, as and when prepared, for such fiscal year, certified as complete, true and accurate by the Borrower, within one hundred twenty (120) days of the end of Borrower's fiscal year, (ii) copies of its quarterly financial statements as prepared by management within sixty (60) days after the end of each fiscal quarter throughout the term of the Loan, and (iii) any additional financial documentation reasonably requested in writing by MassDevelopment, including so-called Requests for Information from either MassDevelopment or any of MassDevelopment’s participants in the Loan (but not more than twice annually absent an Event of Default), with Borrower’s response made to both MassDevelopment and all participants, notwithstanding that only MassDevelopment or one or more participants may have submitted the Request for Information; MassDevelopment shall have the right to inspect the Premises at its sole cost and the books and records of Borrower for the purpose of verifying the accuracy of such financial documents (or, for the purpose of conducting its own audit at Borrower’s cost of the records and books of account of Borrower if Borrower fails to furnish or cause to be furnished and delivered the aforesaid financial documents), provided, however, that MassDevelopment shall not have the right to exercise its audit rights with respect to the books and records more than once in any calendar year, except upon and during the continuance of any Event of Default. Notwithstanding anything to the contrary in this Section 6(l), if the Borrower has not filed its 10-K’s or 10-Q’s by the deadlines provided in this Section for the filing of its financial statements with MassDevelopment, MassDevelopment agrees to keep all such financial information filed with it confidential. Unless MassDevelopment obtains a similar agreement of confidentiality from its participants in the Loan, MassDevelopment will not forward such statements to its participants in the Loan before they become available to the public; and

(m) that Borrower has not granted, and shall not grant after the date hereof and throughout the full term of the Note, a security interest to any third party in any of the Equipment constituting Collateral for the Loan.

7. Insurance. Borrower agrees to maintain such insurance on the Collateral and its use as MassDevelopment may from time to time reasonably require and as may from time to time be required by any applicable Federal, State or local law or regulation including, without limitation, a general liability insurance policy naming MassDevelopment as an additional insured in an amount reasonably acceptable to MassDevelopment, and fire and extended coverage insurance against loss or damage to the Collateral by fire and any of the risks covered by insurance of the type now known as "extended coverage", including without limitation earthquake, cost of demolition, vandalism, malicious mischief, lightning, windstorm, hail, explosion, riot, civil commotion, damage from aircraft and vehicles, smoke damage, and sprinkler damage for not less than full replacement cost of the Collateral from time to time during the period of time this Agreement remains in force and effect; and certificates of insurance or insurance binders in forms satisfactory to MassDevelopment, evidencing the insurance required by MassDevelopment, together with any other insurance with respect to the Collateral maintained by Borrower, shall be deposited with MassDevelopment, and, MassDevelopment shall be added and named as an insured and loss payee, and shall be first payable to MassDevelopment in case of loss, as provided in Section 6(c) above; all renewals or replacements of such insurance from time to time in force, together with evidence of payment of premiums thereon reasonably satisfactory to MassDevelopment, shall be delivered to MassDevelopment ten (10) days at least before the expiration date of the then current insurance; all insurance required by MassDevelopment to be maintained with respect to the Property shall be written by such companies on such terms, in such form and for such periods and amounts as MassDevelopment shall from time to time reasonably approve and shall contain a provision requiring at least thirty (30) days' advance written notice to MassDevelopment before any such policy may be cancelled or modified; and no settlement on account of any loss covered by such insurance shall be effected without the consent of MassDevelopment.

8. Remedies of MassDevelopment.

(a) In the case of (i) an Event of Default under the Note or (ii) a violation by Borrower of its obligations under this Agreement not remedied within thirty (30) days after written notice thereof from MassDevelopment to the attention of the Borrower’s Chief Financial Officer and to Borrower’s counsel, Edwards Angell Palmer & Dodge LLP, attn: Albert Sokol, Esq. (except that where, for any of the foregoing, a period of grace is specifically otherwise provided or negated, such specific periods of time or negation shall govern in each case), MassDevelopment shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as currently enacted in the Commonwealth of Massachusetts (as the same may be amended from time to time, the “UCC”), including without limitation the right to enter into and upon the Premises and any other place where the Collateral may be, and to retake the same in order to foreclose upon it in any manner permitted by applicable law.

(b) In addition to the foregoing, and in addition to any remedies available to MassDevelopment under the Note, if there shall be any breach of the conditions of subsections (i), (j), or (k) of Section 6, the representation in Section 5(b) or the provisions of Section 7, or if, in any respect other than the filing of a Governmental lien, there shall be any breach of any conditions or covenants of this Agreement continuing for more than thirty (30) days after the giving of notice by MassDevelopment or an Event of Default under the Note continuing beyond any applicable grace periods (except that where, for any of the foregoing, a period of grace is specifically otherwise provided or negated, such specific periods of time or negation shall govern in each case), or if there occurs any default under any prior or subordinate security interest covering Borrower’s leasehold interest in the Premises, or under any note or other obligation secured thereby, which default may result in the acceleration of the indebtedness secured thereby, or if there shall occur the commencement of foreclosure or other enforcement proceedings under any prior or subordinate security interest covering any other asset of Borrower or Borrower’s leasehold interest in the Premises, or under any note or other obligation secured thereby, then MassDevelopment, in addition to, and not in limitation of, any and all other rights or remedies available to it by law or by any other provision of any of the instruments given to secure the Note, shall have the right, during the continuance of the default beyond any applicable grace period, and without notice:

(i) to enter upon the Premises and take possession of the Collateral, or any part thereof; and to perform any acts MassDevelopment shall deem necessary or proper to conserve the Collateral, to cure any default of the Borrower under the Lease, and to manage and operate the Collateral, to collect and receive all rents, revenues, income, issues and profits from the Collateral, past-due and thereafter accruing, and to exercise all other rights of the Borrower with respect to the Collateral;

(ii) to have a receiver appointed to enter and take possession of the Collateral, or any part thereof, and to perform any acts said receiver shall deem necessary or proper to conserve the Collateral (including, without limitation, the making of repairs, replacements and alterations), to maintain the Lease in good standing without uncured defaults, to manage and operate the Collateral, to collect and receive all rents, revenues, income, issues and profits from the Collateral, past-due and thereafter accruing, and to exercise all other rights of the Borrower with respect to the Collateral;

(iii) to declare the entire indebtedness of the Borrower under the Note forthwith due and payable;

(iv) to sell the Collateral at public auction on such terms and conditions as MassDevelopment shall determine, having first given such notice, prior to the sale, of the time and place of sale and terms and conditions of sale by publication in one (1) or more newspapers having a general circulation in the municipality in which the Premises, or part thereof, is located, all subject, however, to the requirements of this Agreement and applicable law; or to foreclose on the Collateral in any other manner permitted by law; and

(v) to obtain judgment and execution for the indebtedness secured by this Agreement, to the extent not otherwise satisfied;

(c) If there shall be any Event of Default arising out of a breach in any condition or covenant of this Agreement beyond any applicable grace period, MassDevelopment shall have the right, but without any obligation so to do, to cure such default for the account of Borrower, and, to the fullest extent permissible according to law, apply any funds credited by or due from MassDevelopment to Borrower against the same (without any obligation first to enforce any other rights of MassDevelopment, including, without limitation, any rights under the Note or this Agreement, or any guarantee thereof, and without prejudice to any such rights); to pay the premiums for any insurance required hereunder not paid when due; to incur and pay reasonable expenses in protecting its rights hereunder and the security hereby granted, including, again without limitation, all payments on account of principal, interest and such other charges as may become due to cure default under any subordinate interest, including the notes or obligations secured thereby, affecting the Collateral; to pay any balance due under any security agreement on any articles, fixtures and equipment owed by Borrower included as a part of the Collateral; and the payment of all amounts so incurred shall be secured hereby as fully and effectually as any other obligation of Borrower secured hereby; and, to the fullest extent permissible according to law, to apply to any of these purposes or to the repayment of any amounts so paid by MassDevelopment of any sums paid on the Note or this Agreement by Borrower as interest or otherwise.

(d) At any foreclosure sale, any combination or all of the Collateral or security given to secure the indebtedness secured hereby, may be offered for sale for one total price, and the proceeds of such sale accounted for in one account without distinction between the items of security or without assigning to them any proportion of such proceeds, Borrower hereby waiving the application of any doctrine of marshalling; and, in case MassDevelopment, in the exercise of the power of sale herein given, elects to sell in parts or parcels, said sales may be held from time to time, and the power shall not be fully executed until all of the Collateral not previously sold shall have been sold.

(e) If MassDevelopment shall exercise the right described in either subsection (b)(i) or (b)(ii) of this Section 8, the expenses (including, without limitation, reasonable receiver's fees and reasonable attorney's fees) incurred pursuant to the powers herein contained likewise shall be secured hereby, and MassDevelopment shall apply such rents, income, issues and profits as shall be received by it first to the payment of all costs and expenses incurred and thereafter to the indebtedness secured hereby in such order of priority as MassDevelopment, in its sole discretion, shall determine; and the exercise of such rights and disposition of such funds shall not constitute a waiver of any foreclosure, once commenced, nor preclude the later commencement or foreclosure for breach hereof.

(f) If MassDevelopment shall exercise the right described in subsection (b)(iv) of this Section 8, MassDevelopment may adjourn, from time to time, any sale by announcement of such adjournment at the time and place appointed for such sale or such adjourned sale; and, except as otherwise provided by law, MassDevelopment may, without further notice or publication, make such sale at the time and place to which the same shall be so adjourned. Upon completion of any sale, MassDevelopment shall execute and deliver an instrument conveying, assigning and transferring all right, title and interest in the Collateral, and rights sold, in the name of MassDevelopment, or in the name of Borrower, and the same shall operate to divest all right, title and interest of Borrower in any property or right so sold and shall be a perpetual bar, both at law and in equity, against Borrower and all persons claiming under Borrower unless MassDevelopment acts with willful neglect, gross negligence or in bad faith.

(g) The rights and remedies of MassDevelopment for any default under any of the instruments given as security for the indebtedness secured hereby are not mutually exclusive, and may be exercised successively or concurrently and from time to time for as long as any default exists, and the failure of MassDevelopment to exercise any such rights in any one or more instances, or the acceptance by MassDevelopment of partial payments of amounts in default secured hereby, shall not constitute a waiver of such default, but such right shall remain continuously in force; and acceleration of maturity, once claimed hereby by MassDevelopment, may, at MassDevelopment's option, be rescinded by written acknowledgment to that effect without waiving the default or any rights, including the right to accelerate once again, with respect thereto; moreover, the tender and acceptance of partial payment of amounts in default after acceleration, or the commencement of any foreclosure action, shall not in any way affect, rescind or terminate such acceleration of maturity or such foreclosure action.

(h) If at any time any law or court decree prohibits the performance of any material obligation undertaken hereby by Borrower which would impair MassDevelopment’s interest in the Collateral or its right to payment under the Note, or, at any time provides that any amount to be paid hereunder by Borrower, other than a payment on account of the principal or of interest on the indebtedness secured hereby, must be credited against Borrower's obligations under the Note, MassDevelopment shall have the right on thirty (30) days' prior written notice to Borrower, to require payment in full of the entire indebtedness secured hereby unless Borrower reverses such prohibition or otherwise reasonably satisfies MassDevelopment within said thirty (30) day period.

9. MassDevelopment's Appointment as Attorney-in-Fact.

(a) Borrower hereby irrevocably constitutes and appoints MassDevelopment and any officer or agent thereof, with full power of substitution, as their true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Borrower and in the name of Borrower or in its own name, from time to time in MassDevelopment's discretion, after the occurrence of and during the continuance of an Event of Default, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives MassDevelopment the power and right, on behalf of Borrower, without notice to or assent by Borrower, but only after an Event of Default has occurred and is continuing as aforesaid, to do the following:

(i) to pay or discharge taxes or liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

(ii) (A) to direct any party liable for any payment to Borrower under the Collateral, to make payment of any and all moneys due and to become due thereunder directly to MassDevelopment or as MassDevelopment shall direct; (B) to receive payment of and receipt for any and all moneys, claims and other amounts due and to become due at any time in respect of or arising out of the Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with the Collateral and other documents relating to the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to pursue and protect MassDevelopment’s interest in the Collateral or any part thereof and to enforce any other right in respect of the Collateral; (E) to sign Borrower’s name on any proof of claim against account debtors with respect to the Collateral; (F) to defend any suit, action or proceeding brought against Borrower with respect to any Collateral; (G) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as MassDevelopment may deem appropriate, all with respect solely to the Collateral; (H) to sign Borrower’s name on and file or record any financing statement necessary to perfect MassDevelopment's interest in the Collateral; and (I) otherwise to repair, assemble, complete, alter, supply, use, license, sell, transfer, pledge, make any agreement with respect to or otherwise deal with the Collateral as fully and completely as though MassDevelopment were the absolute owner thereof for all purposes, and to do, at MassDevelopment's option and at Borrower’s expense, at any time or from time to time, all acts and things that MassDevelopment deems reasonably necessary to protect, preserve or realize upon the Collateral and MassDevelopment's security interests therein, in order to effect the intent of this Agreement, all as fully and effectively as the Borrower might do.

The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

(b) The powers conferred on MassDevelopment hereunder are solely to protect the interests of MassDevelopment in the Collateral and shall not impose any duty upon MassDevelopment to exercise any such powers for the benefit of Borrower or any other person. MassDevelopment shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Borrower for any act or failure to act, except for its own willful misconduct taken or omitted in bad faith.

(c) Any expenses reasonably incurred by MassDevelopment under this Section shall be paid by Borrower on demand and until so paid shall be added to the principal amount of any Obligations secured hereby and shall bear interest (calculated on the basis of a 360-day year for the actual days elapsed) at the same rate as provided in the Loan Documents after maturity or during an Event of Default.

10. Miscellaneous.

(a) This Agreement (i) shall be governed by the internal laws of the Commonwealth of Massachusetts; (ii) may be amended and any rights or obligations hereunder may be waived, only by a writing signed by the party against whom enforcement thereof is sought; (iii) may be enforced by an action brought in any court of competent jurisdiction, including the Massachusetts Superior Court in and for Suffolk County, to the personal jurisdiction of which court each party hereby submits, and in any such action each party hereby knowingly and irrevocably waives the right to trial by jury; and (iv) is intended to provide MassDevelopment with all rights and remedies of a secured party under the UCC.

(b) Any notice, request, instruction or other document to be given hereunder or under the Note to either party by the other shall be in writing and delivered personally or sent by recognized overnight courier, receipt confirmed or sent by certified or registered mail, postage prepaid, to the addresses set forth in this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Executed under seal this 30th day of June, 2008.

BORROWER:		MASSDEVELOPMENT:

BEACON POWER CORPORATION		MASSACHUSETTS DEVELOPMENT
FINANCE AGENCY

By:	/s/ James M. Spiezio	By:	/s/ Laura L. Canter
	Name: James M. Spiezio		Name: Laura L. Canter
	Title: Chief Financial Officer		Title: Executive Vice President
	Hereunto Duly Authorized		Hereunto Duly Authorized

Schedule A - Equipment Collateral Machinery and Equipment located at 65 Middlesex Road, Tyngsboro, MA

Date Acquired	Beacon Asset Tag	Asset Description	Vendor	Original Cost	Model	Serial #
12/31/07	1227	Mfg Bridge Cranes	Mass Crane and Hoist	34,981.50	5 Ton Cap.	070907-2
12/31/07	1228	Mfg Bridge Cranes	Mass Crane and Hoist	34,981.50	5 Ton Cap.	070907-4
12/31/07	1229	Mfg Bridge Cranes	Mass Crane and Hoist	34,981.50	5 Ton Cap.	070907-3
12/31/07	1230	Mfg Bridge Cranes	Mass Crane and Hoist	34,981.50	5 Ton Cap.	070907-1
12/31/07	1231	Assembly Build Stand Area	Various	45,921.43	N/A	N/A
12/31/07	1232	Balance Pits Tyngsboro Pit #1	Mulitple	117,934.42	N/A	N/A
12/31/07	1233	Balance Pits Tyngsboro Pit #2	Mulitple	19,336.58	N/A	N/A
12/31/07	1234	Balance Pits Tyngsboro Pit #3	Mulitple	19,336.58	N/A	N/A
03/15/08	Untagged	Safety Pit Crane	D&W	50,000.00	7 Ton Cap.	122007
03/31/08	Untagged	Safety rails and ladders for all 4 Pits	D&W	27,576.00	N/A	N/A
03/31/07	1052	Lambda Power Supply - Model 303L-2.5KV-POS-DC	Airak Inc	15,604.29	303L-2.5KV-POS-DC	22M8019
06/30/07	1097	Chiller	Lytron	5,838.00	RC045J03BG2M007	773965-01
06/30/07	1100	Scissor Lift - Skyjack 3219	United Rental Equipment	11,970.00	SJ111-3219	22000350
06/30/07	1098	36000# Fork Truck	Nitco	163,552.20	T360L	SBG34155
08/31/07	LIC	Upgrade to 2006-10 Dynamic sampler card for CAR 2006-10	Bentley Nevada	17,608.00	168905-02	N/A
09/30/07	1362	Safety pit in Wilmington - Will move to Tyngsboro- Pit #4	designed by Beacon	129,206.62	N/A	N/A
12/31/07	1123	Positioner Table	Mitrowski	57,510.01	WP003864	648

01/31/08	1218	Fluke 434 Power Analyzer	Newark InOne	4,995.00	434/003	DM92400624
01/31/08	1213	Vacuum Sweeping	The Durkin Company	5,244.75	EAG-TKS510ET	265504
01/31/08	1214	Squeegie Machine for floor	The Durkin Company	5,909.49	CT70	N/A
01/31/08	1215	Color Scanner goes with Tag 1212	OCE North America Inc.	7,659.75	TC4	8373
01/31/08	1219	Thermal Image Camera	Fotronic Corporation	12,594.75	FLKT140FT-20	T140FT-0712038
01/31/08	1217	Loop Analyzer	Venable Industries	17,655.00	3120	7063249
01/31/08	1212	Color Plotter goes with Scanner tag 1215	OCE North America Inc.	24,682.00	TC5500	5400
03/14/08	1241	Large Floor Sweeper	NITCO	26,256.75	Condor 403OC-AXP	2038377
03/31/08	Untagged	Fire Suppresstion System	D&W	4,620.00	N/A	N/A
04/15/08	1247	Balance Machine	Hoffman	101,396.09	PCH-25.1	84401
04/25/08	1245	Oven	CW Wood Machining	22,759.00	13913	8389AO605
04/30/08	1243/1294	Xerox Copier	Conway Office Products	17,787.00	Workstation 7345/5638	E153709/FKA625358
12/31/07	1226	Nortel BCM 400 Phone System	Boston Wireless	28,697.33	508AA36	FOB671100000
03/01/08	Untagged	Phone - Phase 2	Boston Wireless	7,881.41
08/31/07	1140	Dell Precision 690 Work station	Dell	5,228.68	PWS690	G4LFDDT
08/31/07	1141	Dell Precision 690 Work station	Dell	5,228.68	PWS690	DC00
03/01/08	Untagged	Tyngsboro Network	Microdots Computer Services	10,000.00
03/01/08	Untagged	Wireless Network Equipment	PC Connection	12,379.42
03/01/08	Untagged	Network Switch Gear	PC Connection	28,920.64
03/01/08	Untagged	Network Security	PC Connection	5,643.11

03/14/08	1242	Projector in Boardroom	HB Communications	8,616.50	LVP-XD1000U
1/24/2008	Untagged	IP Phone Expansion (3 sets)	Boston Wireless	16,046.50
		Total		1,201,521.98